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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-2 No. 333-34257) and related Prospectus of Pacific Crest Capital, Inc. for the registration of 1,725,000 shares of trust preferred securities and to the incorporation by reference therein of our report dated February 1, 1996, with respect to the consolidated financial statements of Pacific Crest Capital, Inc. included in its Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP


Los Angeles, California
September 15, 1997